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                                                                     EXHIBIT 4.5
Certificate Number                                Number of Preferred Securities
               P-

                   CERTIFICATE EVIDENCING PREFERRED SECURITIES
                                       OF
                         ABINGTON BANCORP CAPITAL TRUST

                   ___% CUMULATIVE TRUST PREFERRED SECURITIES
                 (LIQUIDATION AMOUNT $10 PER PREFERRED SECURITY)

        Abington Bancorp Capital Trust, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that _______________ (the "Holder") is the registered owner of _______preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the __________% Cumulative Trust Preferred Securities (liquidation amount $10 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 504 of the Trust Agreement. The designations, rights, privileges, restrictions, preferences, and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of __________, 1998, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Preferred Securities Guarantee Agreement entered into by Abington Bancorp, Inc., a Massachusetts corporation, and State Street Bank and Trust Company, as guarantee trustee, dated as of ______________, 1998 (the "Guarantee"), to the extent provided therein. The Trust shall furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

    Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

        IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this ____day of ____________, 1998.


                                       ABINGTON BANCORP CAPITAL TRUST


                                       By: _____________________________________
                                           Name:
                                           Title:
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                     [FORM OF CERTIFICATE OF AUTHENTICATION]
                          CERTIFICATE OF AUTHENTICATION

    This is one of the _____% Cumulative Trust Preferred Securities described in the within-mentioned Amended and Restated Trust Agreement.

Dated:____________________________

STATE STREET BANK AND TRUST COMPANY,
    as Authentication Agent and Registrar

By_______________________________
    Authorized Signatory

By______________________________
    Administrative Trustee